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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            SPRINT NEXTEL CORPORATION
             (Exact name of registrant as specified in its charter)

                       Kansas                     48-0457967
            (State or other jurisdiction       (I.R.S. Employer
          of incorporation or organization)   Identification No.)

                2001 Edmund Halley Drive, Reston, Virginia 20191
                    (Address of principal executive offices)
                            ------------------------

                     1997 LONG-TERM STOCK INCENTIVE PROGRAM
        (Shares previously issuable under the 1990 Restricted Stock Plan)
                            (Full title of the Plan)
                            ------------------------

                            LEONARD J. KENNEDY, ESQ.
                                 General Counsel
                            Sprint Nextel Corporation
                            2001 Edmund Halley Drive
                             Reston, Virginia 20191
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (703) 433-4000
                            ------------------------


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

     This Registration Statement as originally filed related to the offering of 3,500,000 shares of FON Common Stock and 3,500,000 shares of PCS Common Stock issuable under the 1990 Restricted Stock Plan, which was adopted as a subsidiary plan under and pursuant to the 1997 Long-Term Stock Incentive Program (the "1997 Program"). As previously reported, Sprint's Board of Directors combined the 1990 Restricted Stock Plan with and into the 1997 Program to form a single plan.

     On February 28, 2004, Sprint's Board of Directors approved the recombination of the PCS Common Stock and the FON Common Stock, effective on April 23, 2004 (the "Recombination Date"). 888,360 shares of PCS Common Stock were issued before the Recombination Date, leaving 2,611,640 shares of PCS Common Stock. Following the recombination of the PCS Common Stock and the FON Common Stock, the remaining shares of PCS Common Stock were deregistered.

     In connection with the merger of Nextel Communications, Inc. with and into a subsidiary of Sprint in August 2005, Sprint amended its Articles of Incorporation to change its name to Sprint Nextel Corporation ("Sprint Nextel") and to redesignate its FON Common Stock as common stock.

     The 1997 Program provides that no award may be granted pursuant to the plan after April 15, 2007. Accordingly, Sprint Nextel hereby deregisters the shares of its common stock registered under this Registration Statement which remain unsold.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.    Exhibits.

Exhibit
Number     Exhibits

   24.     Power of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 18th day of April, 2007.


                                  SPRINT NEXTEL CORPORATION



                                  By:    /s/ Michael T. Hyde
                                         Michael T. Hyde, Assistant Secretary




     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Name                         Title                                  Date

                             Chairman of the Board and     )
GARY D. FORSEE*              Chief Executive Officer       )
                             (Principal Executive Officer) )
                                                           )
                                                           )
PAUL SALEH*                  Chief Financial Officer       )
                             (Principal Financial Officer) )
                                                           )
                             Senior Vice President and     )
W. G. ARENDT*                Controller                    )
                             (Principal Accounting Officer))     April 18, 2007
                                                           )
                                                           )
KEITH J. BANE*               Director                      )
                                                           )
                                                           )
-----------------                                          )
(Robert R. Bennett)          Director                      )
                                                           )
                                                           )
GORDON BETHUNE*              Director                      )
                                                           )
                                                           )
FRANK M. DRENDEL*            Director                      )

                                      II-2

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                                                           )
                                                           )
JAMES H. HANCE JR.*          Director                      )
                                                           )
                                                           )
V JANET HILL*                Director                      )
                                                           )
                                                           )     April 18, 2007
I. O. HOCKADAY, JR.*         Director                      )
                                                           )
                                                           )
L. K. LORIMER*               Director                      )
                                                           )
                                                           )
WILLIAM SWANSON*             Director                      )






             /s/ Michael T. Hyde
*        By: Michael T. Hyde, Attorney-in-Fact,
             pursuant to Power of Attorney filed
             with this Amendment No. 3.



                                      II-3

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                                  EXHIBIT INDEX


Exhibit
Number     Exhibits

   24.     Power of Attorney.